Exhibit 24

The AES Corporation (the “Company”)

Power of Attorney

The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint Victoria D. Harker and Brian A. Miller and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Company’s 2006 Annual Report on Form 10K and any and all amendments and supplements thereto.  This Power of Attorney may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

Name	Title	Date

	Chairman of the Board and Director	May 23, 2007
Richard Darman

	President, Chief Executive Officer	May 23, 2007
Paul Hanrahan	(Principal Executive Officer) and Director

	Director	May 23, 2007
Kristina M. Johnson

	Director	May 23, 2007
John A. Koskinen

	Director	May 23, 2007
Philip Lader

	Director	May 23, 2007
John H. McArthur

	Director	May 23, 2007
Sandra O. Moose

	Director	May 23, 2007
Philip A. Odeen

	Director	May 23, 2007
Charles O. Rossotti

	Director	May 23, 2007
Sven Sandstrom